Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated February 8, 2002, included in the Annual Report on Form 10-K of Alfa Corporation and subsidiaries for the year ended December 31, 2001.

/s/    KPMG LLP

Atlanta, Georgia
June 25, 2002